SHARE CERTIFICATE

Exhibit 4

[Share Certificate]

 Number

Shares

  XXX

  XXX

INCORCORPORATED IN THE STATE OF NEVADA 2006

Gateway Certifications, Inc.

50,000,000 AUTHORIZED SHARES OF COMMON STOCK AT $.001 PAR VALUE

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND IS BEING SOLD PURSUANT TO APPLICABLE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION. THE TRANSFER OF THIS SECURITY IS RESTRICTED. SEE THE ARTICLES OF INCORPORATION, BYLAWS OR SHAREHOLDER AGREEMENT FOR DETAILS.

This Certifies that____________________________________is

the registered holder of___________________________Shares

of Gateway Certifications, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this

Certificate to be signed by its duly authorized officers and its

Corporate Seal to be hereunto affixed this          day of

                     A.D. 20    .

__________________

____________________

    Secretary

President

(corporate seal)